UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): July 19, 2011

BULLFROG GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-157293	41-2252262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Kent Avenue Teaneck, New Jersey		07666
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 410-9400
KOPR RESOURCES CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Guo Yuying resigned as a director of the Company effective July 19, 2011. Ms. Yuying did not resign due to any disagreement with the Company (as defined hereinafter) or its management regarding any matter relating to the Company’s operations, policies or practices.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2011, our board of directors approved the amendment and restatement of our Bylaws (the "Restated Bylaws") in order to, among other things, include provisions providing for board and stockholder meetings, indemnification of officers and directors and outlining the roles of certain of our officers.

Only July 19, 2011, our board of directors approved an Amended and Restated Certificate of Incorporation ("Restated Charter") of the Company to authorize (i) the change of the name of the Company to “Bullfrog Gold Corp.” from “Kopr Resources Corp.,” (ii) increase the authorized capital stock of the Company to 250,000,000 shares, and (iii) change the par value of the capital stock of the Company to $0.0001 per share from $0.001 per share.

On July 21, 2011, we filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to change our name to “Bullfrog Gold Corp.” from “Kopr Resources Corp.”   Our name change is expected to be effective for our principal market, the over the counter bulletin board, on July 26, 2011, at which time a new trading symbol will also become effective.  In connection with the foregoing, we are exploring additional business opportunities.  As a result, our historical business may be discontinued due to the reevaluation of our business, among other reasons.  We have entered into informal non-binding confidential discussions with several companies concerning possible business acquisition opportunities in the field of mobile applications.  However, there exist no agreements or understandings as to any such opportunities as of the date of this current report.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Amended and Restated Articles of Incorporation filed as Exhibit 3.1 hereto, and (ii) the Amended and Restated Bylaws filed as Exhibit 3. 2 hereto, each of which is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 19, 2011, holders of approximately 71% of the outstanding common stock of the Company voted in favor of the Restated Bylaws and Restated Charter, as described in Item 5.03 herein.

Item 8.01	Other Events.

On July 19, 2011, our board of directors authorized a 51.74495487 for one forward split of our outstanding common stock in the form of a dividend, whereby an additional 50.74495487 shares of common stock, par value $0.0001 per share, will be issued on each one share of common stock outstanding on July 25, 2011.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Kopr Resources Corp., filed July 22, 2011
3.2	Amended and Restated Bylaws of Kopr Resources Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 22, 2011

BULLFROG GOLD CORP.

By:	/s/ Andrea Schlectman
Name: Andrea Schlectman
Title: Chief Executive Officer